EXHIBIT 10.25

AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 20, 2006, by and among . DYNAMIC DETAILS, INCORPORATED, a California corporation (“Details”); DYNAMIC DETAILS CANADA, CORP., a Nova Scotia unlimited liability company (“Canada”), and DDI CANADA ACQUISITION CORP., an Ontario Corporation (“DDi Canada”) (Canada and DDi Canada are collectively referred to as “Borrowers” and each individually as a “Borrower”); the other Credit Parties signatory hereto; GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company (in its individual capacity, “GE Capital Canada”), for itself, as Lender, and as Agent for Lenders; and the other Lenders signatory hereto from time to time.

RECITALS

A. Pursuant to the Credit Agreement dated as of March 30, 2004, by and among Borrowers, the other Credit Parties, Agent and Lenders, as amended by Amendment No. 1 to the Credit Agreement dated as of June 20, 2005 and Amendment No. 2 to the Credit Agreement dated as of November 8, 2005 (collectively, the “Credit Agreement”), Lenders are providing certain financial accommodations in favor of Credit Parties. Unless otherwise defined herein, capitalized terms and matters of construction defined and established in Annex A to the Credit Agreement shall be applied herein as defined and established therein.

B. Credit Parties have informed Agents of, and Agents, on behalf of Lenders have consented to, the execution and delivery of that certain Agreement and Plan of Merger dated as of August 8, 2006 (“Sovereign Merger Agreement”) and entered into among Parent, DDI Acquisition Corp., a direct wholly-owned subsidiary of Parent (“DDI Acquisition”), Sovereign Circuits, Inc. (“Sovereign”) and certain Shareholders listed therein, pursuant to which, upon consummation of a merger in which DDI Acquisition will be merged with and into Sovereign, with Sovereign remaining as the surviving corporation (the “Sovereign Merger”), Parent will acquire through a combination of cash and stock, 100% of the interests of Sovereign, as more particularly set forth in the Sovereign Merger Agreement.

C. Pursuant to the terms and conditions of the Credit Agreement and the other Loan Documents, Credit Parties are not permitted to consummate the Sovereign Merger Agreement, or take certain other actions, without the express written consent of Agent, on behalf of itself, and the applicable Lenders under the Credit Agreement. Credit Parties have requested that Agent and applicable Lenders consent to the consummation of the Sovereign Merger (the “Requested Consent”).

D. Agent and the applicable Lenders have also requested that certain provisions of the Credit Agreement be amended as a condition to their consent to the consummation of the Merger and the transactions contemplated under Sovereign Merger Agreement, and the Credit Parties are willing to do so on the terms and conditions specified herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. RATIFICATION OF LOAN DOCUMENTS

Each Credit Party hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents, and all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. Without limiting the generality of the foregoing, each Credit Party acknowledges and agrees that as of the date hereof, the aggregate outstanding principal amount of the Revolving Loan is $0 and there are no outstanding Letter of Credit Obligations. Each Borrower and each other Credit Party represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of such Indebtedness.

SECTION 2. AMENDMENT TO CREDIT AGREEMENT

2.1 Assuming consummation of the Sovereign Merger, Section 1.13(a) of the Credit Agreement is hereby amended by the substitution of the phrase “Environmental Liabilities”, which appears on the 11th line of that paragraph with the phrase “Environmental Liabilities, Sovereign Successor Liability”.

2.2 Section 1.14(b) of the Credit Agreement is hereby amended by the insertion of the following sentence after the first sentence thereof :

“Effective from January 1, 2007, such Fees shall be increased to $900 per day per individual (plus all out of pocket costs and expenses).”

2.3 Section 6.2 of the Credit Agreement is hereby amended by the insertion in subparagraph (b) of the parenthetical language “(except Sovereign)” after the word Subsidiaries appearing before the phrase “in the aggregate amount for all Credit Parties not to exceed $750,000 or the Equivalent Amount in Canadian Dollars in any Fiscal Year”.

2.4 Section 6.4 (a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“6.4 Employee Loans and Affiliate Transactions.

(a) No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof (including, without limitation, Sovereign), except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party. All such transactions with Affiliates (other than Credit Parties) existing as of the Closing Date are described in Disclosure Schedule 6.4(a).”

2.5 Schedule 3.8 of the Disclosure Schedules to the Credit Agreement is hereby replaced by the version attached hereto as Attachment I.

2.6 Annex E (Financial Statements and Projections Reporting) of the Credit Agreement is hereby amended to add the following paragraph at the end thereof:

(o) Notwithstanding any other provision of this Agreement, (i) the Financial Statements shall not include Sovereign as a Subsidiary of Borrowers and the Financial Statements shall not reflect the business or assets of Sovereign, and (ii) the Projections shall not include the business or assets of Sovereign.

2.7 Annex G (Financial Covenants) of the Credit Agreement is hereby amended by insertion of the following sentence:

Notwithstanding any other provision of this Agreement, Sovereign shall not be considered a Subsidiary of Borrowers for purpose of calculating the Financial Covenants.

2.8 The following new definitions are hereby added to Annex A to the Credit Agreement:

“Sovereign Merger Agreement” means that certain Agreement and Plan of Merger dated as of August 8, 2006 and entered into among Parent, DDI Acquisition Corp., a direct wholly-owned subsidiary of Parent, Sovereign Circuits, Inc. and certain Shareholders identified therein.

“Sovereign” means Sovereign Circuits, Inc., an Ohio corporation, and its subsidiaries.

“Sovereign Merger” means the acquisition by Parent, through a combination of cash and stock, of 100% of the interests of Sovereign pursuant to the Sovereign Merger Agreement.

“Sovereign Successor Liability” means any liability of Sovereign to any third party as a result of or following the Sovereign Merger under any theory of successor liability arising under any statute, regulation, judicial doctrine or other legal rules and principles including, without limitation, equitable principles.

SECTION 3. CONSENT TO CONSUMMATION OF MERGER; WAIVER

3.1 Agent constitutes, in its respective capacity as Lender thereunder, the sole Lender under the Credit Agreement. Notwithstanding any contrary provision of the Loan Documents, but subject to the effectiveness of the Sovereign Merger and to Agent’s receipt of a letter from Key Bank substantially in the form of Attachment II hereto, Agent hereby grants the Requested Consent on behalf of itself and the applicable Lenders.

3.2 Notwithstanding any contrary provision in the Credit Agreement or the other Loan Documents, Sovereign shall not be deemed to be a Subsidiary and shall not be deemed or required to become a Credit Party or a Guarantor under the Loan Documents.

3.3 Agent and Lenders hereby waive the provisions of Section 6.1 of the Credit Agreement with respect to the Sovereign Merger and the other transactions contemplated by the Sovereign Merger Agreement

SECTION 4. MISCELLANEOUS

4.1 Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

4.2 Counterparts. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

4.3 Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

4.4 Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

4.5 Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

4.6 Credit Party Consent. By signing this Amendment, each Credit Party hereby (a) ratifies and reaffirms, as of the date hereof, all of the provisions of those Guaranties and Pledge Agreements to which it is a party, (b) acknowledges receipt of a copy of this Amendment and (c) consents to all of the provisions of this Amendment.

4.7 Representations and Warranties. Each Credit Party hereby represents and warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date or (b) such Credit Party has previously advised Lender in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof.

4.8 Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

4.9 No Novation. The execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (c) except as expressly modified by this Amendment, alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4.10 Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to Credit Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

“Borrowers”

DYNAMIC DETAILS CANADA, CORP.

By:	/s/ Kurt E. Scheuerman
Kurt E. Scheuerman
Vice President

DDI CANADA ACQUISITION CORP.

By:	/s/ Kurt E. Scheuerman
Kurt E. Scheuerman
Vice President

“Agent” and “Lender”

GE CANADA FINANCE HOLDING COMPANY

By:	[ILLEGIBLE SIGNATURE]
Name:
Title:	Duly Authorized Signatory

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

“Credit Parties”

DDI CORP.		DDI INTERMEDIATE HOLDINGS CORP.

By:	/s/ Kurt E. Scheuerman	By:	/s/ Kurt E. Scheuerman
	Kurt E. Scheuerman		Kurt E. Scheuerman
	Vice President		Vice President

DYNAMIC DETAILS, INCORPORATED		LAMINATE TECHNOLOGY CORP.

By:	/s/ Kurt E. Scheuerman	By:	/s/ Kurt E. Scheuerman
	Kurt E. Scheuerman		Kurt E. Scheuerman
	Vice President		Vice President

DDI CAPITAL CORP.		DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

By:	/s/ Kurt E. Scheuerman	By:	/s/ Kurt E. Scheuerman
	Kurt E. Scheuerman		Kurt E. Scheuerman
	Vice President		Vice President

DDI SALES CORP.		DYNAMIC DETAILS TEXAS, LLC

By:	/s/ Kurt E. Scheuerman	By:	/s/ Kurt E. Scheuerman
	Kurt E. Scheuerman		Kurt E. Scheuerman
	Vice President		Vice President

DDI-TEXAS INTERMEDIATE HOLDINGS II, L.L.C.			DDI-TEXAS INTERMEDIATE PARTNERS II, L.L.C.

By:		/s/ Kurt E. Scheuerman	By:	/s/ Kurt E. Scheuerman
		Kurt E. Scheuerman		Kurt E. Scheuerman
		Vice President		Vice President

DYNAMICS DETAILS, INCORPORATED, SILICON VALLEY			DYNAMIC DETAILS, INCORPORATED, VIRGINIA

By:		/s/ Kurt E. Scheuerman	By:	/s/ Kurt E. Scheuerman
		Kurt E. Scheuerman		Kurt E. Scheuerman
		Vice President		Vice President

DYNAMIC DETAILS, L.P.

By:		DDi-TEXAS INTERMEDIATE PARTNERS II, L.L.C.,
its General Partner

	By:	/s/ Kurt E. Scheuerman
Kurt E. Scheuerman
Vice President